Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Second-Quarter 2017 Results

Company Grew First-Half Net Sales by 11% on Strong Contribution from all Three Businesses

•	Roofing produced EBIT of $155 million in the quarter, with EBIT margins of 23%

•	Composites delivered record quarterly EBIT of $84 million, with EBIT margins of 16%

•	Insulation increased net sales by 6% and generated EBIT of $29 million in the quarter

•	Pittsburgh Corning acquisition closed at quarter-end for approximately $560 million

•	Company expects 2017 adjusted EBIT of at least $825 million

TOLEDO, Ohio - July 26, 2017 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.60 billion in second-quarter 2017, compared with net sales of $1.55 billion in second-quarter 2016, an increase of 3%.

Second-quarter 2017 net earnings attributable to Owens Corning were $96 million, or $0.85 per diluted share, compared with $138 million, or $1.19 per diluted share, during the comparable quarter in 2016. For first-half 2017, net earnings were $197 million. Second-quarter 2017 adjusted earnings were $136 million, or $1.20 per diluted share, compared with $151 million, or $1.30 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures, See Table 3).

“Owens Corning built upon the performance achieved in the first quarter and delivered strong second-quarter results. Through the first half, the company produced adjusted EBIT of $401 million and continues to generate strong operating cash flow,” said Chairman and Chief Executive Officer Mike Thaman. “In addition, we were pleased to complete the acquisition of Pittsburgh Corning and its well-recognized FOAMGLAS® product line, which expands the geographic footprint and product portfolio of our Insulation business.”

Consolidated Second-Quarter 2017 Results

•	Owens Corning sustained a high level of safety performance in the second quarter, with a recordable incident rate of 0.48, compared with 0.54 in second-quarter 2016, representing an 11% improvement.

•
Reported earnings before interest and taxes (EBIT) for second-quarter 2017 were $190 million, compared with $240 million during the same period in 2016. Adjusted EBIT in second-quarter 2017 was $230 million, compared with $253 million in 2016 (See Table 2).

•
During the quarter, the company incurred $40 million of net expenses which were excluded from adjusted EBIT. Charges associated with pension risk mitigation, the acquisition of Pittsburgh Corning, and the decisions not to rebuild sub-scale furnaces in the Composites business were partially offset by income from a legal settlement.

•
During second-quarter 2017, Owens Corning repurchased 1.0 million shares of its common stock for $61 million. As of the end of the quarter, 7.8 million shares were available for repurchase under the current authorization.

Senior Notes Offering

•
On June 26, 2017, the company issued a new 30-year bond of $600 million at 4.3% and launched a tender offer for all of the outstanding bonds maturing in 2019, and up to $140 million of bonds maturing in 2036. The new debt structure improves the company’s debt maturity profile and liquidity. In association with the tender offer, the company expects to incur a loss on debt extinguishment of approximately $70 million in third-quarter 2017.

2017 Outlook

•	The company continues to expect an environment consistent with consensus expectations for U.S. housing starts and moderate global industrial production growth.

•
In Roofing, second-quarter volumes remained strong and first-half shingle shipments were up mid-single digits. The company now expects that continued growth in new construction and reroof demand will offset potential declines from storm activity, resulting in a relatively flat market for 2017.

•
In Composites, the business has experienced strong volume performance during the first half of the year. The company now expects EBIT growth of about $30 million, with the improved outlook primarily driven by stronger volume expectations.

•
In Insulation, the company now expects to deliver revenue growth of more than $250 million and EBIT of about $185 million. This improved outlook is driven by successful pricing actions in the U.S. residential Insulation business and the benefit of the Pittsburgh Corning acquisition, partially offset by the greater than expected start-up impact of the recently commissioned mineral wool facility.

•	The company estimates an effective tax rate of 32% to 34%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s $1.8 billion U.S. tax net operating loss carryforward.

•
The company expects general corporate expenses to be between $135 million and $140 million in 2017. Capital additions in 2017 are expected to total approximately $385 million. Interest expense is expected to be about $110 million.

•	For full-year 2017, the company expects adjusted EBIT of at least $825 million, as growth accelerates in the second half of the year.

Next Earnings Announcement
Third-quarter 2017 results will be announced on Wednesday, October 25, 2017.

Second-Quarter 2017 Conference Call and Presentation
Wednesday, July 26, 2017
11 a.m. Eastern Daylight Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 480-9731 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc170726.html
Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through August 2, 2017. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 101-095-83
Replay available at http://services.choruscall.com/links/oc170726.html
Webcast replay available until July 26, 2018

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2016 sales of $5.7 billion and employs 17,000 people in 33 countries. It has been a Fortune 500® company for 63 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that this measure provides a useful representation of our operational performance and liquidity; however the measure should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures (adjusted EBIT and adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions by the U.S. Presidential administration and Congress; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of July 26, 2017, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
NET SALES	$1,597	$1,545	$3,075	$2,776
COST OF SALES	1,188	1,129	2,323	2,088
Gross margin	409	416	752	688
OPERATING EXPENSES
Marketing and administrative expenses	155	151	297	285
Science and technology expenses	21	21	42	40
Other expenses, net	43	4	53	7
Total operating expenses	219	176	392	332
EARNINGS BEFORE INTEREST AND TAXES	190	240	360	356
Interest expense, net	27	29	53	52
EARNINGS BEFORE TAXES	163	211	307	304
Income tax expense	67	73	110	107
Equity in net earnings of affiliates	—	1	—	1
NET EARNINGS	96	139	197	198
Net earnings attributable to noncontrolling interests	—	1	—	3
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$96	$138	$197	$195
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.86	$1.20	$1.76	$1.69
Diluted	$0.85	$1.19	$1.74	$1.67
Dividend	$0.20	$0.18	$0.40	$0.36
WEIGHTED AVERAGE COMMON SHARES
Basic	111.6	115.1	112.0	115.3
Diluted	113.1	116.4	113.5	116.5

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Restructuring costs	$(29)	$(3)	$(29)	$(3)
Acquisition-related costs	(10)	(2)	(11)	(4)
Recognition of InterWrap inventory fair value step-up	—	(8)	—	(8)
Litigation settlement gain, net of legal fees	29	—	29	—
Pension settlement losses	(30)	—	(30)	—
Total adjusting items	$(40)	$(13)	$(41)	$(15)

The reconciliation from net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$96	$138	$197	$195
Net earnings attributable to noncontrolling interests	—	1	—	3
NET EARNINGS	96	139	197	198
Equity in net earnings of affiliates	—	1	—	1
Income tax expense	67	73	110	107
EARNINGS BEFORE TAXES	163	211	307	304
Interest expense, net	27	29	53	52
EARNINGS BEFORE INTEREST AND TAXES	190	240	360	356
Adjusting items from above	(40)	(13)	(41)	(15)
ADJUSTED EBIT	$230	$253	$401	$371

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$96	$138	$197	$195
Adjustment to remove adjusting items (a)	40	13	41	15
Adjustment to remove tax benefit on adjusting items (b)	(9)	(4)	(9)	(5)
Adjustment to tax expense to reflect pro forma tax rate (c)	9	4	4	8
ADJUSTED EARNINGS	$136	$151	$233	$213

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.85	$1.19	$1.74	$1.67
Adjustment to remove adjusting items (a)	0.35	0.11	0.36	0.13
Adjustment to remove tax benefit on adjusting items (b)	(0.08)	(0.03)	(0.08)	(0.04)
Adjustment to tax expense to reflect pro forma tax rate (c)	0.08	0.03	0.03	0.07
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.20	$1.30	$2.05	$1.83

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	111.6	115.1	112.0	115.3
Non-vested restricted and performance shares	1.2	0.8	1.2	0.8
Options to purchase common stock	0.3	0.5	0.3	0.4
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	113.1	116.4	113.5	116.5

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2017, we have used a full year pro forma effective tax rate of 33%, which is the mid-point of our 2017 effective tax rate guidance of 32% to 34%.  For comparability, in 2016, we have used an effective tax rate of 33%, which was our 2016 effective tax rate excluding the reversal of a valuation allowance against certain European net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2017	December 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$199	$112
Receivables, less allowances of $12 at June 30, 2017 and $9 at December 31, 2016	915	678
Inventories	792	710
Assets held for sale	10	12
Other current assets	72	74
Total current assets	1,988	1,586
Property, plant and equipment, net	3,336	3,112
Goodwill	1,484	1,336
Intangible assets, net	1,361	1,138
Deferred income taxes	321	375
Other non-current assets	200	194
TOTAL ASSETS	$8,690	$7,741
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,113	$960
Long-term debt – current portion	3	3
Total current liabilities	1,116	963
Long-term debt, net of current portion	2,686	2,099
Pension plan liability	372	367
Other employee benefits liability	240	221
Deferred income taxes	75	36
Other liabilities	186	164
Redeemable equity	—	2
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,988	3,984
Accumulated earnings	1,529	1,377
Accumulated other comprehensive deficit	(634)	(710)
Cost of common stock in treasury (c)	(908)	(803)
Total Owens Corning stockholders’ equity	3,976	3,849
Noncontrolling interests	39	40
Total equity	4,015	3,889
TOTAL LIABILITIES AND EQUITY	$8,690	$7,741

(a)10 shares authorized; none issued or outstanding at June 30, 2017, and December 31, 2016
(b)400 shares authorized; 135.5 issued and 111.3 outstanding at June 30, 2017; 135.5 issued and 112.7 outstanding at December 31, 2016
(c)24.2 shares at June 30, 2017, and 22.8 shares at December 31, 2016

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$197	$198
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	168	158
Deferred income taxes	73	83
Provision for pension and other employee benefits liabilities	39	3
Stock-based compensation expense	20	17
Other non-cash	2	(5)
Changes in operating assets and liabilities	(74)	(117)
Pension fund contributions	(16)	(9)
Payments for other employee benefits liabilities	(9)	(9)
Other	(8)	7
Net cash flow provided by operating activities	392	326
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(170)	(187)
Proceeds from the sale of assets or affiliates	3	—
Investment in subsidiaries and affiliates, net of cash acquired	(561)	(450)
Other	3	2
Net cash flow used for investing activities	(725)	(635)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	588	—
Proceeds from senior revolving credit and receivables securitization facilities	337	434
Proceeds from term loan borrowing	—	300
Payments on senior revolving credit and receivables securitization facilities	(337)	(326)
Net decrease in short-term debt	—	(6)
Dividends paid	(45)	(40)
Purchases of treasury stock	(134)	(87)
Other	3	4
Net cash flow provided by financing activities	412	279
Effect of exchange rate changes on cash	9	1
Net increase (decrease) in cash, cash equivalents and restricted cash	88	(29)
Cash, cash equivalents and restricted cash at beginning of period	118	96
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$206	$67

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$537	$517	$1,048	$990
% change from prior year	4%	4%	6%	2%
EBIT	$84	$74	$155	$138
EBIT as a % of net sales	16%	14%	15%	14%
Depreciation and amortization expense	$35	$33	$71	$67

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$439	$414	$838	$799
% change from prior year	6%	-8%	5%	-4%
EBIT	$29	$32	$34	$45
EBIT as a % of net sales	7%	8%	4%	6%
Depreciation and amortization expense	$27	$27	$53	$52

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$684	$679	$1,311	$1,108
% change from prior year	1%	35%	18%	24%
EBIT	$155	$169	$280	$242
EBIT as a % of net sales	23%	25%	21%	22%
Depreciation and amortization expense	$12	$11	$24	$21

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Restructuring costs	$(29)	$(3)	$(29)	$(3)
Acquisition-related costs	(10)	(2)	(11)	(4)
Recognition of InterWrap inventory fair value step-up	—	(8)	—	(8)
Litigation settlement gain, net of legal fees	29	—	29	—
Pension settlement losses	(30)	—	(30)	—
General corporate expense and other	(38)	(22)	(68)	(54)
EBIT	$(78)	$(35)	$(109)	$(69)
Depreciation and amortization	$10	$11	$20	$18

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$385	$263	$392	$326
Less: Cash paid for property, plant and equipment	(103)	(89)	(170)	(187)
FREE CASH FLOW	$282	$174	$222	$139